UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2021

ORCHARD THERAPEUTICS PLC

(Exact name of Registrant as Specified in Its Charter)

England and Wales	001-38722	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

108 Cannon Street

London EC4N 6EU

United Kingdom

(Address of Principal Executive Offices; Zip Code)

Registrant’s Telephone Number, Including Area Code: +44 (0) 203 808 8286

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing one ordinary share, nominal value £0.10 per share	ORTX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 4, 2021, Orchard Therapeutics plc (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the purchasers named therein (the “Purchasers”), pursuant to which the Company agreed to sell to the Purchasers, in an unregistered offering, an aggregate of (i) 20,900,321 Ordinary Shares, nominal value £0.10 per share (“Ordinary Shares”) at a purchase price of $6.22 per share (the “Purchase Price”), which was the closing sale price of the Company’s American Depositary Shares (“ADSs”) on the Nasdaq Global Select Market on February 4, 2021 and (ii) 3,215,434 Non-Voting Ordinary Shares, nominal value £0.10 per share (the “Non-Voting Ordinary Shares”), at the Purchase Price (the “Private Placement”). The Private Placement is expected to close on or about February 9, 2021 (the “Closing”), subject to customary closing conditions.

The Private Placement is expected to result in gross proceeds to the Company of approximately $150 million before deducting placement agent and other offering expenses.

The Company has agreed to file a registration statement with the U.S. Securities and Exchange Commission within 60 days after the Closing to register the Ordinary Shares, which may be represented by ADSs, including the Ordinary Shares into which the Non-Voting Ordinary Shares may be redesignated (collectively, the “Securities”).

The Company has also agreed, among other things, to indemnify the Purchasers, their partners, members, officers and directors, and each person who controls such Purchasers, from certain liabilities and to pay certain expenses incurred by the Company in connection with the registration of the Securities.

The Private Placement is exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering. The Purchasers have agreed to acquire the Ordinary Shares and Non-Voting Ordinary Shares for investment only and not with a view to or for sale in connection with any distribution thereof.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 7.01	Regulation FD Disclosure

On February 5, 2021, the Company issued a press release announcing the Private Placement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01	Other Events.

On February 9, 2021, the Company issued a press release titled “Orchard Therapeutics Announces Interim Data for OTL-203 Showing Positive Clinical Results in Multiple Disease Manifestations of Mucopolysaccharidosis Type I Hurler Syndrome (MPS-IH)”. A copy of the press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated into this Item 8.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Securities Purchase Agreement dated February 4, 2021, by and among Orchard Therapeutics plc and the Purchasers named therein.

99.1	Press release dated February 5, 2021, furnished herewith.

99.2	Press release dated February 9, 2021.

104	Cover page interactive data file (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORCHARD THERAPEUTICS PLC

Date: February 9, 2021	By:	/s/ Frank E. Thomas
Frank E. Thomas
President and Chief Operating Officer